A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On August 10, 2023, Generation Income Properties, Inc. (the “Company”) and its operating partnership, Generation Income Properties, L.P. (“GIP Operating Partnership”), entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with Modiv Inc. and certain affiliates thereof (collectively, “Modiv”), pursuant to which GIP Operating Partnership purchased from Modiv a portfolio of 13 net leased properties (the “Portfolio”). The Portfolio consists of eleven (11) retail properties and two (2) office properties. The properties comprising the Portfolio are located across seven states and aggregate approximately 200,000 rentable square feet.

The purchase price paid for the Portfolio was $42 million, excluding estimated transaction costs and expenses of $1.6 million and subject to prorations and credits as set forth in the Purchase Agreement. An amount equal to $30 million of the Purchase Price was paid in cash and $12 million was paid in shares of a newly issued series of preferred stock of the Company designated as “Series A Redeemable Preferred Stock” having the rights, preferences, and redemption provisions set forth below (the “Series A Preferred Stock”). The cash portion of the purchase price was financed with a combination of (i) cash on hand, (ii) a new $21.0 million secured debt facility from Valley National Bank (“Valley”), and (iii) a $12.0 million preferred equity investment by LC2-NNN Pref, LLC, a Florida limited liability company and affiliate of Loci Capital Partners (“LC2”). The investment by LC2 was made into a special purpose subsidiary of GIP Operating Partnership named GIP VB SPE, LLC, a Delaware limited liability company (“GIP SPE”), and each of the properties in the Portfolio was transferred in a separate newly formed special purpose subsidiary of GIP SPE. As a result of the foregoing transactions, GIP SPE serves as a holding company for the various indirect subsidiaries of the Company that hold the properties included in the Portfolio plus the eight previously owned properties held by GIP that were already financed through loans with Valley.

The acquisition of the Portfolio (the “Portfolio Acquisition”), as well as the loan with Valley and the financing transaction with LC2, all closed on August 10, 2023.

For purposes of this Current Report on Form 8-K, the Company, the GIP Operating Partnership, and their direct and indirect subsidiaries are sometimes referred to as “GIP.”

Purchase and Sale Agreement

In addition to customary terms relating to the purchase and sale of a portfolio of commercial properties, the material terms of the Purchase Agreement include (i) an agreement by Modiv to distribute the shares of common stock of the Company (the “Common Stock”) issuable upon the potential redemption by the Company of the Series A Preferred Stock to Modiv’s shareholders and/or the holders of units of Modiv’s operating partnership (“Modiv OP Unit Holders”), subject to Modiv receiving the approval of its lenders to make such distribution and subject to the redemption conditions described below, (ii) an agreement by Modiv that it will promptly distribute or sell shares of Common Stock owned by it following such a redemption if Modiv’s ownership of Common Stock (together with any other persons or entities whose beneficial ownership of shares of Common Stock would be aggregated with Modiv’s for purposes of Section 13(d) of the Exchange Act of 1934, as amended) exceeds 19.9% of the aggregate number of outstanding shares of Common Stock, and (iii) an agreement by the Company to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement to register the distribution by Modiv to its shareholders and to Modiv OP Unit Holders and/or the resale of the shares of Common Stock issuable upon redemption of the Series A Preferred Stock. The Purchase Agreement provides for an as-is/where-is purchase and sale with certain waivers, releases and covenants not to sue Seller and also contains additional covenants, representations and warranties, indemnifications, and other provisions that are generally customary for real estate purchase and sale agreements. In addition, pursuant to the Purchase Agreement, the Company granted a waiver to Modiv from the ownership limitation set forth in the Company’s charter with respect to Modiv’s ownership of the Series A Preferred Stock and the Common Stock, if any, issuable upon redemption of the Series A Preferred Stock.

The foregoing description of the Purchase Agreement is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Registration Rights Agreement

Pursuant to the Purchase and Sale Agreement, the Company and Modiv entered into a Registration Rights Agreement, dated August 10, 2023 (the “RRA”), with respect to the Series A Preferred Stock. The RRA provides that Modiv will have the right to cause the Company to file a registration statement with the SEC registering the resale of shares of Series A Preferred Stock held by Modiv or its assigns on a delayed or continuous basis if such shares are not redeemed by the Company on or before March 15, 2024. The RRA also provides that, commencing March 16, 2024 until March 16, 2025, if requested by Modiv, the Company will use its commercially reasonable efforts to cause the Series A Preferred Stock to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by Modiv, provided that the Series A Preferred Stock meets the listing requirements of any such securities exchange.

The foregoing description of the RRA is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RRA, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

LC2 Investment

In connection with the preferred equity investment by LC2, on August 10, 2023, GIP Operating Partnership and LC2 entered into an Amended and Restated Limited Liability Company Agreement for GIP SPE (the “GIP SPE Operating Agreement”). In connection with such investment, GIP Operating Partnership also entered into an Agreement Providing Representations and Warranties, dated August 10, 2023, with LC2 pursuant to which GIP Operating Partnership made certain representations and warranties to LC2 in connection with LC2’s preferred investment (the “Rep and Warranty Agreement”).

Under the GIP SPE Operating Agreement, LC2 made a $12.0 million initial capital contribution to GIP SPE, together with a commitment to make an additional $2.1 million contribution upon the satisfactory completion of the acquisition of a tenant-in-common interest held by a third party in GIP’s Rockford, Illinois property (the “LC2 Investment). LC2 made the investment in exchange for a preferred equity interest in GIP SPE (the “Preferred Interest”). The Preferred Interest has a cumulative accruing distribution preference of 15.5% per year, compounded monthly (the “Preferred Return”), a portion of which in the amount of 5% per annum (compounded monthly) is deemed to be the “Current Preferred Return”, and the remainder of which in the amount of 10.5% per annum (compounded monthly) is deemed to be the “Accrued Preferred Return.”

The GIP SPE Operating Agreement provides that operating distributions by GIP SPE will be made first to LC2 to satisfy any accrued but unpaid Current Preferred Return, with the balance being paid to GIP Operating Partnership, unless the “annualized debt yield” of GIP SPE is less than 10%, in which case the balance will be paid to LC2. For this purpose, “annualized debt yield” is calculated as the sum of senior debt and LC2 Investment divided by the trailing three-month annualized adjusted net operating income (as defined in the GIP SPE Operating Agreement) of GIP SPE. The GIP SPE Operating Agreement also provides that distributions from capital transactions will be paid first to LC2 to satisfy any accrued but unpaid Preferred Return (comprised of both the Current Preferred Return and Accrued Preferred Return), then to LC2 until the “Make-Whole Amount” (defined as the amount equal to 1.3 times the LC2 Investment) is reduced to zero, and then to GIP Operating Partnership.

The Preferred Interest is required to be redeemed in full by GIP on or before August 10, 2024 the (“Mandatory Redemption Date”), for a redemption amount equal to the greater of (i) the amount of the LC2 Investment plus the accrued Preferred Return, and (ii) the Make-Whole Amount. Upon a failure to timely redeem the Preferred Interest, the Preferred Return will accrue at an increased rate of 18% per annum, compounded monthly. GIP Operating Partnership will have the right to extend the Mandatory Redemption Date for two consecutive 12-month extension periods, provided that (i) LC2 is paid an extension fee of 0.01% of the outstanding amount of the LC2 Investment for each such extension, (ii) the Preferred Return is increased from 15.5% to 18% of which the Accrued Preferred Return is increased from 10.5% to 13%, (iii) the trailing 6-month annualized adjusted net operating income (as defined in the GIP SPE Operating Agreement) is in excess of $5.0 million, (iv) GIP SPE and its subsidiaries’ senior debt is extended through the end of the extension period, and there are no defaults under the GIP SPE Operating Agreement.

Under the GIP SPE Operating Agreement, GIP SPE is also required to pay to Loci Capital, an affiliate of LC2, an equity fee of 1.5% of the LC2 Investment, with 1% having been paid upon the execution and delivery of the GIP SPE Operating Agreement and the 0.5% payable upon redemption of the LC2 Investment.

GIP SPE is managed by a single manager, which is GIP Operating Partnership, provided that LC2’s approval will be required for certain major decisions of GIP SPE, including acquiring additional properties, selling properties (unless certain return objectives are satisfied), extending loans to any person or entity, merging or consolidating with another entity, approving annual budgets, deviating from the approved budget, and certain other actions by GIP SPE. Under the GIP SPE Operating Agreement, LC2 also has customary information rights and other rights that are customary for a preferred investor. LC2 has the right to remove and replace the manager of GIP SPE upon a “Manager Default”, which is defined by the GIP SPE Operating Agreement to include an uncured breach of the GIP SPE Operating Agreement by GIP Operating Partnership, a failure to pay the Current Preferred Return when due, a failure to redeem the LC2 Investment when required, or GIP Operating Partnership ceasing to be controlled by the Company’s founder and Chief Executive Officer, David Sobelman.

The Rep and Warranty Agreement contains customary representations and warranties for an investment such as the LC2 Investment, together with related customary indemnification obligations by GIP Operating Partnership.

The foregoing description of the GIP SPE Operating Agreement and Rep and Warranty Agreement is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the GIP SPE Operating Agreement and Rep and Warranty Agreement, copies of which are filed as Exhibit 10.5 and 10.6 hereto, respectively, and are incorporated by reference herein.

Loan Agreement and Note with Valley National Bank

On August 10, 2023, GIP13, LLC, a Delaware limited liability company and wholly owned subsidiary of GIP SPE (“GIP Borrower”), entered into a Loan Agreement with Valley (the “Valley Loan Agreement”) pursuant to which Valley made a loan to GIP Borrower in the amount of $21.0 million (the “Valley Loan”) to finance the Portfolio Acquisition (the “Valley Loan Facility”). Pursuant to the Valley Loan Agreement, GIP Borrower executed and delivered to Valley a Promissory Note, dated August 10, 2023, in the original principal amount of $21.0 million (the “Note”).

The outstanding principal amount of the Valley Loan bears interest at an annual rate for each 30-day interest period equal to the compounded average of the secured overnight financing rate published by Federal Reserve Bank of New York for the thirty-day period prior to the last day of each 30-day interest rate for the applicable interest rate period plus 3.25%, with interest payable monthly after each 30-day interest period. However, the GIP Borrower has entered into an interest rate swap to fix the interest rate at 7.47% per annum. Payments of interest and principal in the amount of approximately $156,000 are due and payable monthly, with all remaining principal and accrued but unpaid interest due and payable on a maturity date of August 10, 2028. The Valley Loan may generally be prepaid at any time without penalty in whole or in part, provided that there is no return of loan fees and prepaid financing fees.

The Valley Loan is secured by first mortgages and assignments of rents in the properties comprising the Portfolio and eight other properties held by subsidiaries of GIP SPE that had outstanding loans with Valley. All of the mortgaged properties cross collateralize the Loan, and the Loan is guaranteed by the Operating Partnership and the subsidiaries of GIP Borrower that hold the properties subject to the Portfolio Acquisition. David Sobelman also entered into a personal, limited guarantee with a $7,500,000 cap, subject to customary non-recourse carveouts.

The Valley Loan Agreement requires GIP Borrower to maintain a minimum debt-service coverage ratio 1.50:1 on a trailing twelve-month basis, tested as of December 31, 2024 and annually thereafter. The Valley Loan Agreement provides for customary events of default and other customary affirmative and negative covenants that are applicable to GIP Borrower and its subsidiaries, including reporting covenants and restrictions on investments, additional indebtedness, liens, sales of properties, certain mergers, and certain management changes.

The foregoing description of the Valley Loan Agreement and Valley Note is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Valley Loan Agreement and Valley

Note, copies of which are filed as Exhibit 10.3 and Exhibit 10.4 hereto, respectively, and are incorporated by reference herein.

Redemption Agreements

In connection with the Portfolio Acquisition, the Valley Loan Facility, and the LC2 Investment, GIP Operating Partnership and its subsidiaries redeemed from four separate parties each of their respective entire equity interests in certain special-purpose subsidiaries of GIP Operating Partnership for an aggregate redemption price of $2.25 million. The redeemed parties were Brown Family Enterprises, LLC, Richard N. Hornstrom, and Stephen J. Brown. In connection with such redemptions, the applicable subsidiaries of GIP Operating Partnership entered into a Redemption Agreement with each of the redeemed parties, copies of which are attached as Exhibits 10.7, 10.8, 10.9, and 10.10 hereto (the “Redemption Agreements”). Under the Redemption Agreements, GIP agreed to pay the redemption price in full to the redeemed party within 10 days of the date of the applicable Redemption Agreement. The Redemption Agreements contain customary representations, warranties, covenants, and indemnification provisions. The Redemption Agreements were dated August 8, 2023, and became definitive material agreements of the Company on August 10, 2023, upon the completion of the Portfolio Acquisition and the related financing transactions with Valley and LC2.

The foregoing description of the Redemption Agreements is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Redemption Agreements, copies of which are filed as Exhibits 10.7, 10.8, and 10.9 hereto and are incorporated by reference herein.

Amendment to Limited Partnership Agreement of GIP Operating Partnership

In connection with the issuance of the Series A Preferred Stock to Modiv, the Company, as general partnership of GIP Operating Partnership, adopted and entered into a Third Amendment to Amended and Restated Limited Partnership Agreement of Generation Income Properties, L.P., dated August 10, 2023 (the “LPA Amendment”). The LPA Amendment amends the Amended and Restated Limited Partnership Agreement of GIP Operating Partnership, as amended, to provide for the establishment and issuance by GIP Operating Partnership to the Company of newly created Series A Preferred Units of the Operating Partnership in the same amount and having generally the same economic rights and preferences as the Series A Preferred Stock issued to Modiv.

The foregoing description of the LPA Amendment is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the LPA Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Lease Agreements

On August 10, 2023, in connection with the Portfolio Acquisition, certain subsidiaries of GIP Operating Partnership assumed existing lease agreements for each of the properties comprising the Portfolio. At the time of the Portfolio Acquisition, the Company deemed the leases for the following two properties included in the Portfolio to be material to the Company and its subsidiaries on a consolidated basis: (i) a 50,000 square foot retail property located in San Antonio, Texas (the “San Antonio Property”) and (ii) a 33,118 square foot office property located in Maitland, Florida (the “Maitland Property”).

The San Antonio Property is a retail facility comprising 50,000 rentable square feet plus approximately 5 acres and a 171-space parking lot, which is 100% leased to pursuant to a lease, dated as of October 1 2013, and amended on April 8, 2016, March 31, 2021, June 2, 2021, and June 9, 2021, between RU Pre~~-~~K San Antonio, LLC, as landlord, and San Antonio Early Childhood Education Municipal Development Corporation, as tenant (the “San Antonio Lease”). The annual base rent of the San Antonio Lease at the time of the Portfolio Acquisition is approximately $924,000. The current term of the San Antonio Lease at the time of acquisition commenced on August 1, 2021 and expires on July 31, 2029, with one remaining eight-year renewal option at annual base rent of $1,035,000. Under the San Antonio Lease, in addition to base rent the tenant is responsible to reimburse landlord’s operating expenses, real estate taxes, insurance, repairs, maintenance, management fees (not to exceed 2.5% of total operating expenses) and capital expenditures (at an annual amortization based on cost plus an 8% annual interest factor on the unamortized balance). The tenant pays to the landlord $31,607 per month in estimated operating expenses, which are subject to an annual reconciliation when actual expenses are known. So long as tenant is not in default under the San Antonio Lease, it will have two options to purchase the property subject to such lease, as follows: on August 31, 2029, for a purchase price of approximately $14.8 million and on August 31, 2037, for a purchase price of approximately $16.6 million. In connection with the acquisition of the San Antonio Property, GIPTX 1235 Old Highway 90 West, LLC, a Delaware limited liability company, entered into an Assignment and Assumption of Leases with the seller of the San Antonio Property, dated August 10, 2023, pursuant to which the seller assigned and GIPTX 1235 Old Highway 90 West, LLC assumed all of the seller’s rights and obligations under the San Antonio Lease arising from and after such date.

The Maitland Property is an office facility comprising 33,118 rentable square feet, which is 100% leased pursuant to a lease, dated as of November 14, 2002, as revised on January 1, 2009, and further amended on October 30, 2009, July 15, 2014, April 17, 2015, and March 13, 2017, between BRWHP Properties, LLP, as landlord, as succeeded in interest by RU EXP Maitland FL, LLC, and X-nth, Inc., as succeeded in interest by exp US Services, Inc., as tenant (the “Maitland Lease”). The annual base rent of the Maitland Lease at the time of the Portfolio Acquisition is approximately $835,000, subject to annual increases of 3.5% per year through 2024, with the rent remaining fixed for the final two years of the current term. The current term of the Maitland Lease at the time of acquisition commenced on December 1, 2019 and expires on November 30, 2026, with one five-year renewal option. Under the Maitland Lease, the tenant is responsible for operating expenses, real estate taxes, insurance, repairs, and maintenance, in addition to base rent. Commencing January 1, 2020, the landlord pays up to $6 per square foot per year towards tenant’s share of the operating expenses, subject to increases of 3.5% per year, through the end of the renewal option period, if exercised. In connection with the acquisition of the Maitland Property, GIPFL 2601 Westhall Lane, LLC entered into an Assignment and Assumption of Lease, Security Deposit and Guaranty with the seller of the Maitland Property, dated August 10, 2023, pursuant to which the seller assigned and GIPFL 2601 Westhall Lane, LLC assumed all of the seller’s rights and obligations under the Maitland Lease.

The foregoing descriptions of the San Antonio Lease and the Maitland Lease do not purport to be complete and are qualified in their entirety by reference to the full text of those leases, copies of which will be filed by the Company as exhibits to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference. On August 10, 2023, the GIP Operating Partnership closed the Portfolio Acquisition and completed the purchase of the properties in the Portfolio pursuant to the Purchase Agreement. The following tables sets forth certain information about the properties that comprise the Portfolio:

Property Type	Location	Rentable Square Feet	Tenant	Annual Base Rent	Annual Base Rent Per Square Foot
Retail	Big Spring, TX	9,026	Dollar General Corp.	$86,040	$9.53
Retail	Castalia, OH	9,026	Dollar General Corp.	$79,320	$8.79
Retail	Wilton, ME	9,100	Dollar General Corp.	$112,440	$12.36
Retail	Lakeside, OH	9,026	Dollar General Corp.	$81,036	$8.98
Retail	Mount Gilead, OH	9,026	Dollar General Corp.	$85,920	$9.52
Retail	Litchfield, OH	9,026	Dollar General Corp.	$92,964	$10.30
Retail	Thompsontown, PA	9,100	Dollar General Corp.	$86,004	$9.45
Retail	Bakersfield, CA	18,827	Dolgen California, LLC	$344,398	$18.29
Retail	Morrow, GA	10,906	Dollar Tree Stores, Inc.	$103,607	$9.50
Office	Maitland, FL	33,118	exp US Services, Inc.	$835,346	$25.30
Office	Vacaville, CA	11,014	General Services Administration	$343,665	$31.20
Retail (Education)	San Antonio, TX	50,000	City of San Antonio Pre-K	$924,000	$18.48
Retail	Santa Maria, CA	14,490	Walgreen Co.	$369,000	$25.47

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The Series A Preferred Stock issued to Modiv and Preferred Interest issued to LC2 were issued, and the Common Stock to be issued to Modiv upon the redemption of the Series A Preferred Stock will be issued, solely to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws. Accordingly, the issuance of such securities was not and is not registered under the Securities Act, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference. On August 10, 2023, in connection with the Portfolio Acquisition, the Company filed Articles Supplementary for the Series A Preferred Stock (the “Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) designating the rights, preferences and privileges of the Series A Preferred Stock. The following is a summary of the material terms of the Series A Preferred Stock and the Articles Supplementary:

As set forth in the Articles Supplementary, the Series A Preferred Stock ranks, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, senior to all classes or series of the Common Stock. Holders of Series A Preferred Stock, when, as and if authorized by the Company’s board of directors and declared by the Company out of funds legally available for the payment of dividends, are entitled to cumulative cash dividends at the rate of 9.5% per annum of the $5.00 liquidation preference per share, equivalent to a fixed annual amount of $0.475 per share, which shall increase to a rate of 12.0% of the $5.00 liquidation preference per share per annum, equivalent to a fixed annual amount of $0.60 per share, beginning on September 15, 2024. Dividends are payable monthly in arrears on or about the 15th day of each month, beginning on September 15, 2023. Dividends will accrue and be cumulative from and including August 10, 2023, the first date on which shares of the Series A Preferred Stock were issued.

From the date of issuance until March 15, 2024, the Series A Preferred Stock will be redeemable at the Company’s option for either (i) cash, in whole or in part, at a price per share equal to the $5.00 liquidation preference, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, until the redemption date on each share of Series A Preferred Stock to be redeemed (the “Cash Redemption Price”) or (ii) subject to the Company’s satisfaction of certain conditions, a number of shares of Common Stock (the “Underlying Shares”), in whole only and not in part, equal to the Cash Redemption Price, divided by the share price of the Common Stock as measured by the product of (a) the 60-day volume weighted average price (“VWAP”) from the date immediately preceding the redemption date and (b) 110%. The maximum number of shares of Common Stock that shall be required to redeem the shares of Series A Preferred Stock in full shall not exceed 3,000,000 shares of Common Stock (the “Ceiling”) and the minimum number of shares of Common Stock that shall be required to redeem the shares of Series A Preferred Stock in full shall be no less than 2,200,000 shares (the “Floor”); provided that the Ceiling will not apply if at any time after August 10, 2023, and before redemption of the Series A Preferred Stock, the Company fails to pay a monthly dividend on the Common Stock or reduces, or announces its intent to reduce, the monthly dividend paid on shares of Common Stock to a rate lower than $0.039 per share per month. Each of the Floor and the Ceiling is subject to proportionate adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions, reclassifications or combinations with respect to the Common Stock as described in the Articles Supplementary.

In addition, the Company’s right to redeem the Series A Preferred Stock for the Underlying Shares is conditioned upon the Company obtaining the approval of its stockholders for the issuance of such Underlying Shares as required by the rules of the Nasdaq Stock Market; such Underlying Shares being listed on Nasdaq; the SEC having declared a registration statement effective registering the distribution of such Underlying Shares by Modiv to its stockholders and/or the resale of such Underlying Shares by Modiv; and Modiv having received the approval of its lenders to distribute such Underlying Shares to its stockholders.

After March 15, 2024, the Company may only redeem the Series A Preferred Stock for the Cash Redemption Price, unless Modiv agrees, in its sole and absolute discretion, to a redemption of the Series A Preferred Stock for shares of Common Stock, on terms acceptable to Modiv.

The Company shall redeem the Series A Preferred Stock for an amount equal to the Cash Redemption Price, upon the delisting of the Common Stock from the Nasdaq Stock Market.

In the event of a Change of Control (as defined in the Articles Supplementary) of the Company, the Company shall redeem the Series A Preferred Stock, at the option of Modiv, for either (a) cash, in an amount equal to the Cash Redemption Price, (b) a number of shares of Common Stock equal to the Cash Redemption Price divided by the price per share of the Common Stock as measured by the VWAP of the Common Stock for the 60 trading days immediately preceding the date of the announcement of such Change of Control (the “Change of Control Share Redemption Consideration”) or (c) the kind and amount of consideration which Modiv would have owned or been entitled to receive had it held a number of shares of Common Stock equal to the Change of Control Share Redemption Consideration immediately prior to the effective time of the Change of Control.

The foregoing description of the Series A Preferred Stock and Articles Supplementary is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2023, the Company filed the Articles Supplementary for the Series A Preferred Stock with the SDAT designating the rights, preferences and privileges of the Series A Preferred Stock. The Articles Supplementary were effective upon filing. The information about the Series A Preferred Stock set forth in Item 3.03 hereof, including the summary description of the rights, preferences and privileges of the Series A Preferred Stock, is incorporated herein by reference.

The description of the Articles Supplementary in this report is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 14, 2023, the Company issued a press release announcing the Portfolio Acquisition and also released a presentation deck regarding the Portfolio Acquisition. A copy of the press release is furnished as Exhibit 99.1, and a copy of the presentation deck is furnished as Exhibit 99.2.

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01. Financial Statements and Exhibits.

a)
Financial Statements of Businesses of Funds Acquired.

The Company intends to file the financial statements required by Item 9.01(a), in accordance with Rule 3-14 of Regulation S-X, by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

b)
Pro Forma Financial Information.

To the extent required by this item, pro forma financial information relating to the acquisition of the Portfolio will be filed in an amendment to this current report on Form 8-K not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

d)
Exhibits.

Exhibit No.	Description

2.1*

Agreement of Purchase and Sale, dated August 10, 2023, among Modiv Inc., Generation Income Properties, Inc., Generation Income Properties, L.P., and each entity identified as a “Selling Entity” therein.

3.1	Articles Supplementary for the Series A Redeemable Preferred Stock of Generation Income Properties, Inc.
10.1	Third Amendment to Amended and Restated Limited Partnership Agreement of Generation Income Properties, L.P., dated August 10, 2023.
10.2	Registration Rights Agreement, dated August 10, 2023.
10.3*	Loan Agreement, dated August 10, 2023, between GIP13, LLC and Valley National Bank.
10.4	Promissory Note, dated August 10, 2023, payable by GIP13, LLC to Valley National Bank.
10.5*	Amended and Restated Liability Company Agreement of GIP VB SPE, LLC, dated August 10, 2023, between Generation Income Properties, L.P. and LC2-NNN Pref, LLC.
10.6*	Agreement Providing Representations and Warranties, dated August 10, 2023, between Generation Income Properties, L.P. and LC2-NNN Pref, LLC.
10.7	Redemption Agreement with Brown Family Enterprises, LLC dated August 8, 2023 for GIPNC 201 Etheridge Road, LLC
10.8	Redemption Agreement with Richard N. Hornstrom dated August 8, 2023 for GIPIL 525 S Perryville Rd, LLC.
10.9	Redemption Agreement with Richard N. Hornstrom dated August 8, 2023 for GIPFL 702 Tillman Place, LLC.
10.10	Redemption Agreement with Stephen J. Brown dated August 8, 2023 for GIPFL 702 Tillman Place, LLC.
99.1	Press Release, dated August 14, 2023.
99.2	Presentation Deck, dated August 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the risk that the expected benefits of the Portfolio Acquisition will not be realized or will not be realized within the expected time periods, as well as risks relating to general economic conditions, market conditions, interest rates, and other factors. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: August 14, 2023	By:	/s/ Allison Davies
Allison Davies
Chief Financial Officer